EX-99 2 subitm77i.htm SUB-ITEM 77I
Sub-Item 77I. Terms of New or Amended Securities

Terms of New or Amended Securities

Dreyfus Manager Funds I
DREYFUS ALPHA GROWTH FUND
DREYFUS S&P STARS FUND
DREYFUS S&P STARS OPPORTUNITIES FUND

     At meetings held on July 15, 2008, the Board of Directors of Dreyfus Manager Funds I (the “Company”), on behalf of Dreyfus Alpha Growth Fund, Dreyfus S&P STARS Fund and Dreyfus S&P STARS Opportunities Fund (the “Funds”), approved a proposal to modify the eligibility requirements of the Funds’ Class I shares.

Sub-Item 77I. Terms of New or Amended Securities

Terms of New or Amended Securities

Dreyfus Manager Funds I
DREYFUS ALPHA GROWTH FUND
DREYFUS S&P STARS FUND
DREYFUS S&P STARS OPPORTUNITIES FUND

     Effective December 3, 2008, no investments for new accounts were permitted in Class T of Dreyfus Alpha Growth Fund, Dreyfus S&P STARS Fund and Dreyfus S&P STARS Opportunities Fund (the “Funds”), except that participants in certain group retirement plans were able to open a new account in Class T of the Funds, if the Funds were established as an investment option under the plans before December 3, 2008. After February 4, 2009 (the “Effective Date”), subsequent investments in the Funds’ Class A shares made by holders of the Funds’ Class T shares who received Class A shares of the Funds in exchange for their Class T shares will be subject to the front-end sales load schedule currently in effect for Class T shares. Otherwise, all other Class A share attributes will be in effect.

     Effective on the Effective Date, the Funds issued to each holder of Class T shares, in exchange for said shares, Class A shares of the Funds having an aggregate net asset value equal to the aggregate net asset value of the shareholder’s Class T shares. Thereafter, the Funds no longer offered Class T shares.

     These changes, with respect to the Funds, were reflected in a Supplement to the Funds’ Prospectuses and Statement of Additional information filed pursuant to Rule 497(e) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on November 3, 2008.